Exhibit 10.2

Third Amendment to Employment Agreement

This Third Amendment to the Employment Agreement (this “Third Amendment”) is entered into as of this 15th day of April 2018, by and between Joshua Hexter, an individual residing in Jerusalem, Israel (the “Executive”), and ORAMED Ltd., a company incorporated under the laws of the State of Israel, with an address at Hi-Tech Park 2/4 Givat Ram, Jerusalem, Israel 91390 (the “Company”).

WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of April 14, 2013 (the “Original Agreement”), which was amended on July 21, 2015 and June 27, 2016 (the "Amendments" and, together with the Original Agreement, the “Employment Agreement”); and

WHEREAS, Company and the Executive desire to amend some of the terms and conditions of the Employment Agreement.

NOW, THEREFORE, the Company and the Executive agree as follows:

1. In Section 2.1(a) - Salary of the Original Agreement, the following paragraph is hereby added:

As of May 1st, 2018, the Executive shall be entitled to a gross monthly salary of NIS 51,625 (the “Salary”).

2. Except for the changes and/or additions stated herein, all the other terms of the Original Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Third Amendment and the provisions of the Employment Agreement, the provisions of this Third Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Employment Agreement shall be deemed to be the Employment Agreement as amended by this Third Amendment.

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Employment Agreement as of April 15, 2018.

Oramed Ltd.

/s/ Nadav Kidron
Nadav Kidron, CEO

/s/ Joshua Hexter
Joshua Hexter